Exhibit 99.1

   Frederick County Bancorp, Inc. Reports Results for the Fourth Quarter 2003

    FREDERICK, Md., Feb. 10 /PRNewswire-FirstCall/ -- Frederick County Bancorp, Inc. (the "Company") (OTC Bulletin Board: FCBI), the parent company for Frederick County Bank, announced today that, as of December 31, 2003, after slightly more than two years in operation, assets stood at $130.6 million, with deposits of $117.5 million and loans of $96.0 million. Also for the quarter ended December 31, 2003 the Company recorded a net profit of $229,000, which compares very favorably to the loss of $295,000 recorded in the fourth quarter of 2002. For the full year of 2003 the Company earned $430,000 compared to the loss of almost $1.5 million recognized during the corresponding period in 2002.

    Statements contained in this press release that are not historical facts are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

SOURCE  Frederick County Bancorp, Inc.
    -0-                             02/10/2004
    /CONTACT: William R. Talley, Jr., Executive Vice President and Chief Financial Officer of Frederick County Bancorp, Inc., +1-240-529-1507/
    /Web site:  http://www.frederickcountybank.com/
    (FCBI)

CO:  Frederick County Bancorp, Inc.; Frederick County Bank
ST:  Maryland
IN:  FIN OTC
SU:  ERN